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                                                                  Rule 424(b)(3)
                                                      Registration No. 333-34652

                     LORAL SPACE AND COMMUNICATIONS LIMITED

              PROSPECTUS SUPPLEMENT NO. 1 DATED SEPTEMBER 18, 2000
                        TO PROSPECTUS DATED MAY 10, 2000

     The Selling Holders table on pages 47 - 48 of the Prospectus is hereby amended to add the following selling holder.

                                                         Number of Shares    Number of Shares
                                                           of Preferred       of Conversion
Selling Holders                                                Stock              Shares
---------------                                          ----------------    ----------------
BNP Arbitrage SNC                                             182,000            458,893
Morgan Stanley & Co.                                          117,468            296,183
Deephaven Domestic Convertible Trading Ltd.                   100,000            252,130
Lehman Brothers Inc.                                           90,450            174,231
Goldman Sachs & Company                                        17,000             42,862
Coastal Convertibles Ltd.                                      15,000             37,820
Associated Electric & Gas Insurance Services Limited           14,000             35,298
Bear Stearns & Co. Inc.                                       *12,500            *31,517
Worldwide Transactions, Ltd.                                    5,680             14,321

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*    Additional shares only; does not include shares already listed in the Prospectus.
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